UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 14, 2008

Date of Report (Date of earliest event reported)

  TRUE PRODUCT ID, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29249 (Commission File Number)	16-1499611 (IRS Employer Identification no.)

1615 Walnut Street, 3rd Floor Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 972-1601

(Registrant's Telephone Number, including area code)

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01.  Entry into a Material Definitive Agreement

On January 14, 2008, we entered into an Employment Agreement (the “Employment Agreement”) with KeKe Wang.

Under the terms of the Employment Agreement, KeKe Wang will serve as our president for a period of three years. As president, Mr. Wang will report solely and directly to our Chief Executive Officer, William R. Dunavant, and our Board of Directors. During his term of employment, Mr. Wang will earn a base salary of no less than $150,000 per year.  In addition to base salary, Mr. Wang may be paid an annual bonus as our Compensation Committee determines in its sole discretion. Mr. Wang will be entitled to participate in and be covered under all welfare benefit plans or programs maintained for executive officers.  We also agreed to maintain a term life insurance policy for Mr. Wang in an amount not less than $150,000 during the term of his employment.  The policy shall pay 75% of its face value to Mr. Wang’s estate with the remaining 25% to be paid to us.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2008, KeKe Wang was hired as our President.

Prior to joining our Company, KeKe Wang, 47 years old, was the president of The China Trade Center of Philadelphia (“CTCP”) which he founded in 1992.  CTCP is a non-profit organization which works in partnership with the City of Philadelphia and its Commerce Department to promote trade and other opportunities between Philadelphia and China.  Prior to joining our Company, Mr. Wang was also the founder and president of Asia America Group, a company he founded in Philadelphia in 1987 to provide international business advice, immigration and other legal services, and international and domestic travel services.

In 1993, Mr. Wang helped create Pennsylvania’s first trade office in China.  In 1996, he was appointed to officially represent the Commonwealth of Pennsylvania in Tianjin, China’s fourth largest city.

In 2001 and 2006, Mr. Wang organized the first two trade missions for the City of Philadelphia to China.

In 2004 Mr. Wang served as a liaison to the State General Administration for Quality Supervision, Inspection and Quarantine of the People’s Republic of China (“AQSIQ”) for manufacturers and exporters in North America.  After AQSIQ passed its initial set of product safety regulations for special equipment in 2003, in conjunction with the Chinese Consulate in New York, Wang organized two delegations of AQSIQ officials to the U.S. in 2004, whereupon Wang was asked by  AQSIQ's Center of Boiler and Pressure Vessel Inspection and Research to help disseminate AQSIQ's Import Boiler and Pressure Vessel Safety Quality Licensing requirements to manufacturers and exporters in the U.S. and Canada and to help work with North American manufacturers and exporters to secure the required product safety and licensing certifications for import into China.  On AQSIQ’s behalf, Mr. Wang worked with North American manufacturers and distributors regarding their compliance with AQSIQ quality and safety standards and certification by AQSIQ. The Chinese Government subsequently opened up an AQSIQ office at the Chinese Embassy in Washington, D.C., which assumed certification responsibility in the United States.

In August 2004, Mr. Wang was appointed to be on the board of directors of, and in January 2006 was appointed Executive Director of China Operations for, The Splendor of China™, a trade, business, government, and cultural initiative and event between China and Pennsylvania/Philadelphia, which plans

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to bring together Chinese and U.S. manufacturers, exporters/importers, and governmental organizations and which involves the Commonwealth of Pennsylvania, the City of Philadelphia, and Chinese Government organizations, including the Ministry of Commerce of the People’s Republic of China and the Chinese Consulate in New York.

Fluent in Chinese and English, Mr. Wang earned his undergraduate degree from the Foreign Language Department at Guangxi Normal University in Guilin, China in 1982.  In addition, he earned a Masters Degree from the New School for Social Research in 1989.

On January 14, 2008, we issued a press release announcing the hiring of Mr. Wang. This press release is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with Item 601 of Regulation S-B:

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release dated January 14, 2008 announcing the hiring of KeKe Wang as

President of True Product ID, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 18, 2008

TRUE PRODUCT ID, INC.

By:

/s/ William R. Dunavant

Name:

  William R. Dunavant

Title:     Chief Executive Officer